Exhibit 1.1

$150,000,000

UNITED INSURANCE HOLDINGS CORP.

UNDERWRITING AGREEMENT

6.250% Senior Notes due 2027

December 7, 2017

RAYMOND JAMES & ASSOCIATES, INC.

WELLS FARGO SECURITIES, LLC

c/o	Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

United Insurance Holdings Corp., a Delaware corporation (the “Company”), confirms its agreement with Raymond James & Associates, Inc. and Wells Fargo Securities, LLC (the “Representatives”) on behalf of the several Underwriters listed in Schedule I hereto (together, the “Underwriters”), with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of $150,000,000 in aggregate principal amount of the Company’s 6.250% Senior Notes due 2027 (the “Notes”). The Notes will be issued under an indenture (the “Indenture”) to be dated as of December 13, 2017, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Notes are described more fully in the Prospectus, referred to below.

The Company hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Notes as follows:

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-221251), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Company’s debt securities, including the Notes, and other securities of the Company. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), at each time of effectiveness, is called the “Registration Statement.” The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is filed pursuant to Rule 424(b) under the Securities Act prior to the date and time that this agreement (the “Agreement”) is executed and delivered by the parties hereto (the

“Execution Time”). The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the Execution Time. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act). The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Notes contemplated hereby.

(b) Disclosure Package. The term “Disclosure Package” shall mean (A) any Preliminary Prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the issuer free writing prospectuses as defined under Rule 433 of the Securities Act relating to the Notes identified on Schedule II hereto (each, an “Issuer Free Writing Prospectus”) and (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than a communication referred to in clauses (A), (B), (C) and (D) above. As of 5:00 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), and as of the Closing Date (as hereinafter defined), the Disclosure Package did not, and will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of each time of broadcast, and as of the Closing Date, each electronic road show, when taken together as a whole with the Disclosure Package, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in, or omissions from, the Disclosure Package or each electronic road show based upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the “Underwriter Information”).

(c) Registration Statement, Prospectus and Incorporated Documents. As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied, complies or will comply in all material respects with the applicable provisions under the Securities Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”), of the Trustee, (ii) the Underwriter Information, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act. The documents that are incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus, when they were filed with the Commission, complied in all material respects with the requirements under the Exchange Act, and did not, when such documents were so filed, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement has been declared effective by the Commission. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose or pursuant to Section 8A of the Securities Act.

(d) Not An Ineligible Issuer. (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(e) Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus (including the Final Term Sheet), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, any Preliminary Prospectus or the Prospectus, that had not or has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule II hereto.

(f) Indenture. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been (i) duly qualified under the Trust Indenture Act and (ii) duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies. The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(g) Notes. The Notes have been duly authorized for issuance and sale by the Company, and, when issued and delivered to each Underwriter against payment therefor pursuant to this Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies. The Notes conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h) No Conflicts. The issue and sale of the Notes, the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, arbitrator or regulatory authority, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(i) Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company and (iii) no waiver or consent under any existing credit agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, is necessary or required for the issuance and sale of the Notes and the execution and delivery of, and compliance by, the Company with all of the provisions of this Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, except (x) such as have been obtained or made by the Company and are in full force and effect, (y) as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Notes or (z) in the cases of clauses (ii) and (iii), as would not reasonably be expected to materially adversely interfere with the issuance and sale of the Notes and the performance of the Company’s obligations thereunder.

(j) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those that are in the ordinary course, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has been no obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company or its subsidiaries, which is material to the Company and its subsidiaries considered as one enterprise, (iv) there has been no material change in the outstanding short-term debt or long-term debt of the Company or any of its Significant Subsidiaries (as defined below), and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(k) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries (as defined below) is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its Significant Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect; or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of their properties may be bound, which default would reasonably be expected to have a Material Adverse Effect.

(l) Legal Proceedings. Except as disclosed in the Company’s filings with the Commission, there are no legal, regulatory or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including without limitation, any insurance or insurance holding company regulatory proceeding) that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus, and are not so described therein, or which, individually or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby.

(m) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(n) Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals (including, without limitation, all state insurance regulatory authorities), necessary to conduct their respective businesses, as described in the Registration Statement, the Disclosure Package and the Prospectus, except where failure to possess such Governmental Licenses would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(o) Independent Registered Public Accounting Firm. RSM US LLP, which has expressed its opinion with respect to the financial statements (including the related notes thereto and supporting schedules) filed with the Commission as a part of the Registration Statement and incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(p) Accounting Controls. The Company and its subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(q) Disclosure Controls. The Company and its subsidiaries employ and have employed as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(r) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(s) Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Florida and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(t) Organization and Good Standing of the Subsidiaries. Each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company is set forth on Schedule IV hereto (each a “Significant Subsidiary,” and collectively, the “Significant Subsidiaries”) and has been duly organized or incorporated, as the case may be, and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or incorporation, as the case may be, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(u) Capitalization of Significant Subsidiaries. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation, all of the issued and outstanding partnership interests of each Significant Subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Significant Subsidiary that is a limited liability company have been duly authorized and validly issued and (in the case of capital stock) are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no Significant Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(v) Authorization of Agreement. The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(w) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the entities to which they relate at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. The financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments) and comply in all material respects with all applicable accounting requirements under the Securities Act. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. Any information contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(x) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents in all material respects the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included, or incorporated by reference, in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and all such data included, or incorporated by reference, in the Registration Statement, the Disclosure Package or the Prospectus accurately reflect the materials upon which they are based or from which they were derived.

(z) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws; and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates conduct their businesses in compliance with the FCPA and any other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa) Money Laundering Laws. The operations of the Company and its subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(bb) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not, directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of funding the activities of any person currently subject to Sanctions or for the purpose of funding any business in any Sanctioned Country.

(cc) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered under the Securities Act or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Notes pursuant to this Agreement; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(dd) Good Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”) except such Liens as (a) are described in the Prospectus and the Disclosure Package or (b) would not or would not reasonably be expected to, individually or in the aggregate, materially affect the value of such property and would not or would not reasonably be expected to interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect. Neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(ff) Taxes. Except as disclosed in its filings with the Commission, the Company and each of its subsidiaries (i) has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any material taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Disclosure Package and the Prospectus. Neither the Company nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would reasonably be expected to result in a Material Adverse Effect.

(gg) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh) Compliance with Environmental Laws. Except as otherwise disclosed in its filings with the Commission and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) Insurance Reserving Practices. Neither the Company nor any of its direct or indirect insurance company subsidiaries or affiliates has made a material change in its insurance reserving practices since the respective dates as of which information is given in the most recent financial statements and statutory financial statements, as applicable.

(jj) Reinsurance. All reinsurance and retrocessional treaties, contracts, agreements and arrangements to which the Company or any of its direct or indirect insurance company subsidiaries or affiliates is a party are in full force and effect and neither the Company nor any such subsidiary or affiliate is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary or affiliate has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the knowledge of the Company and such subsidiaries and affiliates, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform thereunder except to the extent adequately and properly reserved for in the consolidated financial statements of the Company, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) Insurance. The Company and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package and the Prospectus.

(ll) Brokers Fees. Except as disclosed in the Prospectus and the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Notes.

(mm) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus have been made without a reasonable basis therefor or have been disclosed other than in good faith.

(nn) Absence of Manipulation. Other than excepted activity under the Exchange Act, neither the Company nor, to the Company’s knowledge, any of its officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(oo) Margin Rules. Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System, as the same in effect on the Closing Date.

Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Notes.

(a) The Company agrees to issue and sell the Notes to the Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company, at a price equal to 98.000% of their principal amount, the aggregate principal amount of Notes set forth on Schedule I hereto opposite such Underwriter’s name.

(b) Payment for and delivery of the Notes will be made at the offices of Troutman Sanders LLP, 875 Third Avenue, New York, New York 10022 at 9:00 a.m. (Eastern time), on December 13, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(c) Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective account of each Underwriter, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available electronically for inspection by the Representatives not later than 1:00 p.m., Eastern time, on the business day prior to the Closing Date. Any review by the Representatives will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Agreements. The Company covenants and agrees with each Underwriter that:

(a) During the period beginning at the Initial Sale Time and ending on the Closing Date (or, upon written notice to the Company on the Closing Date, such later date, as in the opinion of counsel for the Representatives, the Prospectus is no longer required by law to be delivered in connection with sales by any of the Underwriters or dealer (except for delivery requirements imposed because any Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”)), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representatives a reasonable amount of time in advance of filing. The Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR. During the Prospectus Delivery Period, the Company will advise the Representatives promptly (i) when any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package, the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus of the Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, to obtain as soon as practicable the withdrawal thereof.

(b) Ongoing Compliance. If, at any time during the Prospectus Delivery Period, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Representatives, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Representatives to cease the solicitation of offers to purchase the Notes, and furnish to the Representatives upon request a reasonable number of copies of such amendment or supplement.

(c) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) that satisfies the provisions of, and that provides the benefits contemplated by, Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(d) Delivery of Copies. The Company will furnish to the Representatives and counsel for the Representatives, without charge, copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by any Underwriter or dealer may be required by the Securities Act, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be required (i) to qualify to do business as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it is not now so qualified, (ii) to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Final Term Sheet. The Company will prepare a final term sheet containing a description of the Notes, in a form approved by the Representatives and contained in Schedule III of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as practicable, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”).

(g) Issuer Free Writing Prospectus. The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus,” The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by the Underwriters of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(f) above. The Underwriters will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus included in Schedule II hereto and the free writing prospectuses referred to in the foregoing sentence.

(h) Additional Documents Filed or Incorporated by Reference. The Company agrees that any further documents filed and incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and will not, when such documents are so filed, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Filing Fee. The Company has paid the required Commission filing fees relating to the Notes in accordance with Rule 457 under the Securities Act.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes substantially as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds” and, in connection therewith, will satisfy and discharge that certain indenture, dated as of December 5, 2016, between the Company, as issuer, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar.

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Restriction on Sale of the Notes. During the period commencing on the date hereof and ending at the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the Representatives’ discretion), (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Notes or any securities that are substantially similar to the Notes, whether owned as of the date hereof or hereafter acquired or with respect to which the Company has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Notes or such other securities, whether any such transaction, swap or other agreement described in clause (i) or (ii) above is to be settled by delivery of any Notes or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Notes to be sold hereunder.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to severally and not jointly purchase the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission;

(ii) the Company shall have filed any Preliminary Prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission); and

(iii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b).

(b) Ratings. On or after the date hereof and up to and including the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, no event or condition of a type described in Section 1(j) shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(d) Company Counsel Opinions. On the Closing Date, the Representatives shall have received the opinion and negative assurance letter of Sidley Austin LLP, counsel for the Company, dated the Closing Date, in the form attached as Exhibit A hereto.

(e) Opinion of Counsel for the Underwriters. The Representatives shall have received the opinion and negative assurance letter of Troutman Sanders LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Representatives.

(f) Certificate. On the Closing Date, the Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the they have carefully examined the Disclosure Package, each electronic road show, the Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) except as set forth in or contemplated in the Disclosure Package and the Prospectus, no event set forth in Sections 4(a)(i) and (b) shall have occurred.

(g) RSM US Comfort Letters. On the date of this Agreement and the Closing Date, RSM US LLP shall have furnished to the Representatives, letters, dated the date hereof and the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Disclosure Package and the Prospectus.

(h) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing, delivery to the Representatives and filing of the Registration Statement, the Disclosure Package and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Notes to the Representatives, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Underwriters and the fees and expenses of any transfer agent or trustee for the Notes, (iii) the fees and expenses of the Trustee, including the fees and disbursement of counsel to any such trustee in connection with the Indenture and the Notes, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey in an amount not to exceed $5,000, (vi) any fees charged by rating agencies for the rating of the Notes, (vii) the fees and expenses of any depository and any nominee thereof in connection with the Notes, (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (ix) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section.

If (i) this Agreement is terminated pursuant to Section 8(i) or 8(ii), (ii) the Company for any reason fails to tender the Notes for delivery to any Underwriter or (iii) any Underwriter declines to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonably documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any electronic road show, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing on behalf of each Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, it being understood and agreed that the only such information consists of the following: the statements set forth in the first, second and third sentence of the third paragraph and the third sentence in the seventh paragraph under the caption “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 6 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have concluded on the advice of counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(1) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Defaulting Underwriter. If, on the Closing Date any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 24 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 24 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 7, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Notes that remains unpurchased on the Closing Date does not exceed one-tenth of the aggregate principal amount of Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Notes that such Underwriter agreed to purchase on such date) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Notes that remain unpurchased on the Closing Date exceeds one-tenth of the aggregate principal amount of Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, or (ii) trading in securities of the Company listed on NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, or (iii) a suspension or material limitation in trading securities generally on NASDAQ, the New York Stock Exchange or the over-the-counter market, or (iv) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (v) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) or (vi) any change or development involving a prospective change in national or international political, financial or economic conditions if the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or proceed with the offering of the Notes.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 5 and 6 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10. Notices. All notices and other communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them at: (i) Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: John Critchlow, Facsimile Number: (727) 567-8058, and (ii) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC, 28202, Attention: Transaction Management, Facsimile Number: 704-410-0326, with a copy to Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308, Attention: W. Brinkley Dickerson, Jr., Esq., Facsimile Number: (404) 885-3900; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at United Insurance Holdings Corp., 360 Central Avenue, Suite 900, St. Petersburg, Florida 33701, Attention: John Forney, with a copy to Sidley Austin LLP, 1 South Dearborn, Chicago, Illinois, 60603, Attention: Brian Fahrney, Esq., Facsimile Number: 312-853-7036.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from the Underwriters shall be deemed to be a successor merely by reason of such purchase.

12. No Fiduciary Duties; Agreement Complete.

(a) The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(b) The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

14. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

16. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

21. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto

22. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours, UNITED INSURANCE HOLDINGS CORP.
By:	/s/ Brad Martz
Name:	Brad Martz
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED as of the date first above written: RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Julian Bynum
Name:	Julian Bynum
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

For themselves and on behalf of the Underwriters listed in Schedule I hereto.

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Raymond James & Associates, Inc.	$75,000,000
Wells Fargo Securities, LLC	$75,000,000

Total	$150,000,000

SCHEDULE II

Issuer Free Writing Prospectuses

Final Term Sheet, as set forth in Schedule III

SCHEDULE III

Filed Pursuant to Rule 433

Registration Statement No. 333-221251

Issuer Free Writing Prospectus dated December 7, 2017

Pricing Term Sheet

United Insurance Holdings Corp.

6.250% Senior Notes due 2027

This term sheet to the preliminary prospectus supplement, dated December 7, 2017 (the “Preliminary Prospectus Supplement”), should be read together with the Preliminary Prospectus Supplement before making a decision in connection with an investment in the securities. The information in this term sheet supersedes the information contained in the Preliminary Prospectus Supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meaning ascribed to them in the Preliminary Prospectus Supplement.

Issuer:	United Insurance Holdings Corp.

Security:	6.250% Senior Notes due 2027 (the “Notes”)

Aggregate Principal Amount:	$150,000,000

Net Proceeds (Before Expenses):	$147,000,000

Trade Date:	December 7, 2017

Settlement Date:	December 13, 2017 (T+4)

Maturity Date:	December 15, 2027

Interest Payment Dates:	Semi-annually on each December 15 and June 15, commencing June 15, 2018

Coupon (Interest Rate):	6.250%, subject to adjustment as described in the Preliminary Prospectus Supplement

Coupon (Interest Rate) Adjustment:	The annual interest rate on the Notes will increase such that it will equal the Coupon (Interest Rate) payable on the Notes on the Trade Date plus 1.000%, or 100 basis points, per annum if, at any time, a Downgrade Event occurs. The annual interest rate payable on the Notes will decrease back to the Coupon (Interest Rate) payable on the Notes on the Trade Date if a subsequent Upgrade Event occurs after a Downgrade Event.

Price to Public:	100.000% of the principal amount

Benchmark Treasury:	2.250% due November 15, 2027

Benchmark Treasury Price / Yield:	99-1+ / 2.358%

Spread to Benchmark Treasury:	+389 bps

Yield to Maturity:	6.250%

Optional Redemption Provisions:

Make-Whole Call:	At any time prior to September 15, 2027 at the applicable Treasury Rate plus 50 basis points.

Par Call:	On or after September 15, 2027

Change of Control:	Put at 101% of principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.

Denominations:	$2,000 and increments of $1,000 in excess thereof

Distribution:	SEC Registered

CUSIP / ISIN:	910710 AA0 / US910710AA09

Joint Book-Running Managers:	Raymond James & Associates, Inc. Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR or the SEC website at www.sec.gov. Alternatively, Raymond James & Associates, Inc. or Wells Fargo Securities, LLC can arrange to send you the Preliminary Prospectus Supplement and the accompanying prospectus if you request it by calling Raymond James & Associates, Inc. at 1-800-248-8863 or calling Wells Fargo Securities, LLC at 1-800-645-3751.

Any disclaimer or other notice that may appear below are not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent via email or another communication system.

SCHEDULE IV

Significant Subsidiaries

Name of Subsidiary	Jurisdiction of Formation
United Property & Casualty Insurance Company	Florida

Interboro Insurance Company	New York

American Coastal Insurance Company	Florida

United Insurance Management, L.C.	Florida

UPC Re	Cayman Islands